ELECTION FORM

This Election Form is being delivered in connection with the Agreement and Plan of Merger,

dated as of December 19, 2003 (the “Merger Agreement”), by and between Provident Financial Services, Inc. and First Sentinel Bancorp, Inc. whereby First Sentinel Bancorp, Inc. will merge with and into

Provident Financial Services, Inc.

Mailing Address: Registrar and Transfer Company Attn: Corporate Actions 10 Commerce Drive Cranford, New Jersey 07016

EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY

To be effective, this Election Form must be received by the Exchange Agent no later than

5:00 p.m. EST on Month Day, Year together with the stock certificate(s)

(or a notice of guaranteed delivery as described below) representing your shares of

First Sentinel Bancorp, Inc. common stock. Please read the instructions and the enclosed Electronic Information Booklet carefully before completing this form.

For assistance call: (800) 368-5948

By Hand: c/o The Depository Trust Co. Transfer Agent Drop 55 Water Street, 1st Floor New York, NY 10041-0099

DESCRIPTION OF CERTIFICATES SURRENDERED

Certificate(s) Enclosed (Attach List if necessary)

Name(s) and Address(es) of Registered Holder(s) See Instructions	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

☐	Check the box to the left if you have lost any of your First Sentinel Bancorp, Inc. stock certificates and complete the Affidavit For Lost Stock Certificate(s) on the reverse side (See Instruction B(5)).

ELECTION OPTIONS (MARK ONLY ONE BOX) ELECTION DEADLINE ON MONTH DAY, YEAR AT 5:00 P.M. EST

(See Instruction A(3))

☐	ALL STOCK ELECTION: Exchange all shares of First Sentinel Bancorp, Inc. common stock for shares of Provident Financial Services, Inc. common stock (1.0920 shares of Provident Financial Services, Inc. common stock for each share of First Sentinel Bancorp, Inc. common stock), plus cash in lieu of any fractional shares (“Stock Election”).
☐	ALL CASH ELECTION: Exchange all shares of First Sentinel Bancorp, Inc. for cash ($22.25 per share) (“Cash Election”).
☐	COMBINATION STOCK/CASH ELECTION: Exchange shares of First Sentinel Bancorp, Inc. common stock for shares of Provident Financial Services, Inc. common stock and the remainder exchange for cash (“Combination Election”). (Please write in the blank the number of shares you would like to exchange for Provident Financial Services, Inc. common stock.)
☐	NO PREFERENCE: No preference with respect to the receipt of either Provident Financial Services, Inc. common stock or cash.

IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE OPTION, IT WILL BE ASSUMED THAT AS TO THESE SHARES, YOU HAVE NO PREFERENCE AND THESE SHARES SHALL BE DESIGNATED NON-ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO THE ALLOCATION AND PRORATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.

It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the limitation that, on an aggregate basis, 60% of First Sentinel Bancorp, Inc. common stock will be converted into shares of Provident Financial Services, Inc. common stock and 40% of First Sentinel Bancorp, Inc. common stock will be converted into cash. Provident Financial Services, Inc. cannot, therefore, ensure that all First Sentinel Bancorp, Inc. shareholders will receive their election choices. Any adjustments to the elections will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement that is attached as Appendix A to the Joint Proxy Statement/Prospectus.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of First Sentinel Bancorp, Inc. common stock and that when accepted for exchange, a Provident Financial Services, Inc. will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange certificates formerly representing shares of First Sentinel Bancorp, Inc., together with accompanying evidence of transfer and authenticity, for certificates representing shares of Provident Financial Services, Inc. or cash, as set forth under “Election Options” and as provided in the Merger Agreement. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

Please make sure that you complete the Substitute Form W-9 on the reverse side.

HOLDERS OF SHARES OF FIRST SENTINEL BANCORP, INC. COMMON STOCK MUST SIGN BELOW

The signature (or signatures, in the case of certificates owned by two or more holders) must appear exactly as the name(s) appears on the stock certificate(s). If holders improperly complete this section, such holders’ elections will not be effective and their First Sentinel Bancorp, Inc. shares will be decreed non-election shares. (See Instruction A(7)). If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or others acting in a representative or fiduciary capacity, set forth full title. See Instruction B(l). In case the Exchange Agent needs to contact you, please provide your daytime telephone number.	MEDALLION SIGNATURE GUARANTEE Required only if Special Payment Instructions are provided.
Area Code and Telephone Number	The signature(s) should be guaranteed by an eligible financial institution or a member of a registered national securities exchange or the NASD pursuant to Securities and Exchange Commission Rule l7Ad-15.

SPECIAL PAYMENT INSTRUCTIONS (If applicable—See Instructions B(2) and B(3))	SPECIAL MAILING INSTRUCTIONS (If applicable — See Instruction B(4))

To be completed ONLY if Provident Financial Services, Inc. stock certificates or cash payments are to be issued and mailed to a recipient OTHER than the registered holder(s). Stock must be properly assigned and signatures guaranteed. For additional payment instructions, please attach additional sheet.

Issue and mail certificates and/or cash payments to (please print):

To be completed ONLY if Provident Financial Services, Inc. stock certificates or cash payments are to be issued to the registered holder(s) but mailed to an address OTHER than the address of record as indicated above. For additional mailing instructions, please attach additional sheet.

Mail certificates and/or cash payments to (please print):

Mail check(s) to:

Name:	Name:

Address: (Zip Code)	Address: (Zip Code)
Taxpayer Identification or Social Security Number of Recipient

PLEASE SIGN HERE:
Signature of Owner	Signature of Owner
Taxpayer Identification Number	Taxpayer Identification Number

PAYER’S NAME: PROVIDENT FINANCIAL SERVICES, INC.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (See Instruction B(8)) Please fill in your name and address below. Name

Part 1—TAXPAYER IDENTIFICATION NO. – FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER. IF YOU DO NOT HAVE A NUMBER, SEE “HOW TO OBTAIN A TIN” IN THE ENCLOSED GUIDELINES.

Note:   If the account is in more than one name, see the chart on the enclosed Guidelines to determine what number to enter.

Social Security Number(s) OR Employer Identification Number(s)

Business name, if different from above ☐ Check appropriate box: ☐ Individual/Sole proprietor ☐ Partnership ☐ Corporation ☐ Other

Part 2—Certification—For Payees Exempt from Backup Withholding (see enclosed Guidelines) — Under penalties of perjury, I certify that:

(1)    The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien).

Part 3 — Awaiting TIN ☐
Address (number and street) City, State and Zip Code

Certificate Instructions—You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to and individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the enclosed Guidelines).

SIGNATURE                                                               DATE              , 20

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION #B(7) FOR ADDITIONAL INFORMATION AND THE ENCLOSED GUIDES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold the applicable withholding rate of all reportable payments thereafter made to me until I provide a number.

, 20

Signature	Date

INSTRUCTIONS

A.  Special Conditions

1. Time in which to Make an Election. To be effective, a properly completed Election Form accompanied by the stock certificate(s) representing all of the holder’s shares of First Sentinel Bancorp, Inc. common stock must be received by Registrar and Transfer Company, the Exchange Agent, not later than 5:00 p.m., EST on              (“Election Deadline”). Holders of First Sentinel Bancorp, Inc. common stock whose Election Form and certificate(s) are not so received or who revoke their Election Form and do not submit a new properly completed Election Form before the Election deadline will be treated an a Non-Electing Stockholder. See Instruction A(7) below. The method of delivery of all documents is at the option and risk of the First Sentinel Bancorp, Inc. shareholder, but if sent by mail, registered mail, properly insured, with return receipt requested, is recommended.

2. Description of Certificates. Insert in the box at the top of the Election Form marked “Description of Certificates Surrendered” the certificate number(s) of the First Sentinel Bancorp, Inc. common stock certificate(s) that you are surrendering herewith, the number of shares represented by each certificate, and the name(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, attach a separate sheet listing this information.

3. Election Options. In the box marked “Election Options,” indicate whether you would like to receive in exchange for your shares of First Sentinel Bancorp, Inc. common stock, only shares of Provident Financial Services, Inc. common stock, only cash, a combination of First Sentinel Bancorp, Inc. common stock and cash or whether you have “No Preference”. Mask only one selection in this box. The Merger Agreement limits the amount of cash and the amount of Provident Financial Services, Inc. common stock that can be issued in the Merger. Therefore, it thus may not be possible for all elections to be honored in full. To find out more about these limits and the allocation and election procedures that will be used, please see “Proposal I—The Proposed Merger — Election Procedures; Surrender of Stock Certificates” in the Joint Proxy Statement/Prospectus.

4. Change or Revocation of Election. A holder of shares of First Sentinel Bancorp, Inc. common stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

5. Joint Forms of Election. Holders of shares of First Sentinel Bancorp, Inc. common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Forms may be submitted only by persons submitting certificates registered in different forms of the same name (e.g. “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form is submitted as a joint Election Form, each record holder of shares of First Sentinel Bancorp, Inc. common stock covered hereby must properly sign this Election Form in accordance with Instruction B(l), attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form are eligible to do so.

6. Forms of Election Nominees. Any record holder of shares of First Sentinel Bancorp, Inc. common stock who is a nominee may submit one or more Election Forms, indicating on the form or forms a combination of elections covering up to the aggregate number of shares of First Sentinel Bancorp, Inc. common stock owned by such record holder. However, upon the request of Provident Financial Services, Inc. such record holders will be required to certify to the satisfaction of Provident Financial Services, Inc. that such record holder holds such shares of First Sentinel Bancorp, Inc. common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate stockholder of First Sentinel Bancorp, Inc. for purposes of allocation and proration of the Provident Financial Services, Inc. common stock and cash payments to be issued upon consummation of the merger.

7. Shares as to Which No Election is Made. Holders of shares of First Sentinel Bancorp, Inc. common stock who mark the “No Preference” box on this Election Form, or who fail to submit a properly completed Election Form together with certificate(s) (or a notice of guaranteed delivery) representing their shares of First Sentinel Bancorp, Inc. common stock by the Election Deadline, or who revoke their previously submitted Election Form and fail to submit a new properly completed Election Form together with certificate(s) representing their shares of First Sentinel Bancorp, Inc. common stock (“Non-Electing Stockholder”), will receive a cash payment of $22.25, or 1.0920 shares of Provident Financial Services, Inc. common stock, or combination of cash and Provident Financial Services, Inc. common stock subject to adjustment, for each share they own in accordance with the allocation and proration provisions set forth in the Merger Agreement. In addition, a holder who does not tender an election for all of his or her shares will be deemed to be a Non-Electing Stockholder with respect to those shares not tendered.

B. General.

1. Signatures. The signature (or signatures, in this case of certificates owned by two or more joint holders or certificates for which a joint Election Form is submitted) on the Election Form should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of First Sentinel Bancorp, Inc. common stock described on this Election Form have been assigned by the registered holder(s), in which event this Election Form should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s).

If this Election Form is signed by a person other than the registered holder of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered holder(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.

If this Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered holder, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form.

The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered national securities exchange or of the NASD or is a commercial bank or trust company in the United States.

2. Special Payment Instructions. If checks or certificates representing Provident Financial Services, Inc. common stock are to be payable to the order of or registered is other than exactly the name(s) that appear(s) on the certificate(s) representing shares of First Sentinel Bancorp, Inc. common stock being submitted herewith, the certificate(s) submitted herewith must be endorsed, or accompanied by appropriate signed stock power(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. Please also check the appropriate box in “Special Payment Instructions” on the Election Form.

3. Stock Transfer Taxes. It will be a condition to the issuance of any check or certificate representing shares of Provident Financial Services, Inc. common stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of First Sentinel Bancorp, Inc. common stock is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of Provident Financial Services, Inc. common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4. Special Delivery Instructions. If checks or certificates representing shares of Provident Financial Services, Inc. common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing above, please check the appropriate box in “Special Delivery Instructions” and insert the appropriate address in the space provided on this Election Form.

5. Lost Certificate. If your certificate(s) representing shares of First Sentinel Bancorp, Inc. common stock has (have) been lost, stolen or destroyed, you should check the box on the face of the Election Form indicating that the certificate(s) is lost, complete the rest of the form, including the Affidavit For Lost Stock Certificate(s) below, and return it to the Exchange Agent, along with a check payable to Seaboard Surety Company in the amount of 1.5% of the market value of the lost certificate(s) (at $22.25 per share) and with any certificate(s) of First Sentinel Bancorp, Inc. common stock in your possession (bond premium calculation: current market value x number of shares lost, stolen or destroyed x 1.5% = bond premium. If your bond premium exceeds $1,500 you must contact Registrar and Transfer Company at (800) 368-5948 immediately. The Election Form and related documents cannot be processed until the lost, stolen or destroyed certificate(s) has (have) been replaced. If all the necessary documents are not returned prior to the Election Deadline, your election will be deemed a “No Preference.”

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this Election Form as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless Provident Financial Services, Inc., Seaboard Surety Company, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock (minimum $20.00), is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Sign Here:

Co-Owner, if any:                                                          Date:                                  , 20

6. Determination of Questions. All questions with respect to this Election Form and elections made by holders of shares of First Sentinel Bancorp, Inc. common stock (including, without limitation, questions relating to the lime limits or effectiveness or revocation of any Election Forms and questions relating to computations as to allocations and prorations) will be determined by Provident Financial Services, Inc. and/or the Exchange Agent, whose determination shall be conclusive and binding. Provident Financial Services, Inc. shall have the absolute right to reject any and all Election Forms not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. Provident Financial Services, Inc. and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of First Sentinel Bancorp, Inc. common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither Provident Financial Services, Inc. nor the Exchange Agent is under any obligation to notify a holder of shares of Provident Financial Services, Inc. common stock of any defect in an Election Form.

7. Substitute Form W-9. Each shareholder is required to provide the Exchange Agent with a correct Taxpayer Identification Number on a Substitute Form W-9 and to indicate that the shareholder is not subject to backup withholding, if applicable.

8. Questions and Request for Information. Questions and requests for information or assistance relating to this Election Form should be directed to Registrar and Transfer Company, Investor Relations, telephone (800) 368-5948. Additional copies of this Election Form may be obtained from the Exchange Agent. Their address is:

Registrar and Transfer Company

10 Commerce Drive  •  Cranford, New Jersey 07016

Attn: Corporate Actions

ELECTION INFORMATION BOOKLET

This booklet provides answers to frequently asked questions, briefly describes your options and provides information on how to make your election. We urge you to read the instructions in the Election Form carefully and review the Frequently Asked Questions below, as well as the Joint Proxy Statement/Prospectus dated May     , 2004, including the Question and Answer Section, which is being provided to you separately in connection with First Sentinel Bancorp, Inc.’s annual meeting of stockholders. After reviewing these materials, complete the Election Form and send it in the enclosed [INSERT COLOR] envelope along with your stock certificate(s) or a notice of guaranteed delivery, to Provident Financial Services, Inc.’s Exchange Agent, Registrar and Transfer Company. If you have additional questions after reading this material, you should contact the Exchange Agent at 1-800-368-5948.

The deadline for receipt of your Election Form and stock certificates (or notice of guaranteed delivery) is 5:00 p.m., Eastern time, on                     , 2004. We anticipate that the effective date of the merger will occur on or about June 30, 2004.

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form?

On June 23, 2004, the stockholders of each of Provident Financial Services, Inc. (“PFS”) and First Sentinel Bancorp, Inc. (“FSBI”) will be asked to approve the Agreement and Plan of Merger, dated December 19, 2003, by and between PFS and FSBI. Under the merger agreement, you, as a FSBI stockholder, have the option to elect to receive cash, shares of PFS common stock, or a combination of the two as consideration for your shares of FBSI common stock, subject to the limitations described in the answer to Question 5 below and stockholder approval of the merger agreement. You also have the option to elect no preference as to whether you receive cash, shares of PFS common stock or a combination thereof.

2.	What is the Election Form?

The enclosed Election Form does two things. First, it lets us know your preferred form of payment for your shares of FBSI common stock (i.e., cash, shares of PFS common stock or a combination of both). Second, it allows you to surrender your FSBI stock certificate(s) in order to receive payment for the shares of FSBI common stock you own.

3.	How do I use the Election Form?

The Election Form is divided into separate sections, and instructions for completing each section are set forth on the back page of the Election Form.

When completed, sign and date the Election Form and mail it to the Exchange Agent in the enclosed [INSERT COLOR] envelope along with your stock certificates (or notice of guaranteed delivery) for shares of FSBI common stock, so that you can receive cash, shares of PFS common stock or a combination of cash and shares of PFS common stock as payment for your shares of FSBI common stock. Do not sign the back of your stock certificates. By signing the Election Form, you agree to surrender for exchange your stock certificate(s), you confirm that your tax identification number is correctly stated on the Election Form and you confirm that you have complied with all the requirements as stated in the instructions. Please note that if your shares are held in a joint account, signatures of both owners are required.

Consistent with the terms of the merger agreement between PFS and FSBI, the Election Form authorizes the Exchange Agent to take all actions necessary to accomplish the delivery of the shares of PFS common stock and/or cash in exchange for your shares of FSBI common stock.

4.	What happens if I do not send in the Election Form or miss the election deadline?

If you do not respond prior to the election deadline or if your Election Form is not properly completed, you will be deemed to have made a no preference election as to the form of consideration to be received in exchange for your FSBI shares of common stock. As a result, you will receive either, cash, shares of PFS common stock or a combination of cash and shares of PFS common stock as determined by PFS in accordance with the allocation and proration procedures of the merger agreement. A letter of transmittal will be sent to you requesting you to surrender your FSBI stock certificates in order to receive the merger consideration, if the merger becomes effective.

5.	Am I guaranteed to receive what I ask for on the Election Form?

No. PFS cannot ensure that all FSBI stockholders will receive their election choices. The merger agreement provides that 60% of the outstanding shares of FSBI common stock will be exchanged for shares of PFS common stock and that 40% of the outstanding shares of FSBI common stock will be exchanged for cash. After the election deadline, PFS and the Exchange Agent will calculate the exact amount of cash and/or shares of PFS common stock to be distributed to each FSBI stockholder based on all valid elections received and in accordance with the allocation and proration procedures set forth in the merger agreement. If FSBI stockholders owning more than 60% of the outstanding shares of FSBI common stock elect to receive shares of PFS common stock, the amount of PFS common stock that each such FSBI stockholder would receive from PFS will be reduced on a pro rata basis. As a result of that pro rata reduction, these FSBI stockholders will receive cash for any FSBI shares for which they do not receive PFS common stock. Similarly, if stockholders owning more than 40% of the outstanding shares of FSBI common stock elect to receive cash for such shares, the amount of cash that each such FSBI stockholder would receive from PFS will be reduced on a pro rata basis. As a result of that pro rata reduction, these FSBI stockholders will receive PFS common stock for any FSBI shares for which they do not receive cash. The allocations and prorations will be based on the provisions of the merger agreement that is attached as Appendix A to the Joint Proxy Statement/Prospectus dated May     , 2004.

6.	When can I expect to receive my new stock certificates or cash?

Assuming that you have made a proper election by the election deadline, you should expect to receive your check or stock certificate within 7 business days after the effective date of the merger.

In the event that the merger agreement is terminated, the Exchange Agent will promptly return certificates representing FSBI common stock previously submitted with the Election Form. In such event, stock certificates representing FSBI common stock held directly by registered holders will be returned by registered mail. Any return other than by registered mail will only be made at the expense, written direction and risk of holders of FSBI common stock, by means of a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

7.	What if I cannot locate my stock certificate(s)?

If you cannot locate or have lost your certificate(s), you should check the box on the face of the Election Form indicating that the certificate(s) is lost, properly complete the remainder of the form including the section on the reverse side of the form called AFFIDAVIT FOR LOST STOCK CERTIFICATE(S) and return it to the Exchange Agent along with a check to cover the lost stock certificate bond premium of 1.5% of the value of the stock at $22.25 per share (minimum $20.00). If the bond premium exceeds $1,500.00 please contact Registrar and Transfer Company as soon as possible at 1-800-368-5948 for further instructions. The Election Form and related documents cannot be processed until the requirements to replace the lost, stolen or destroyed certificate(s) has (have) been satisfied. If all necessary documents are not returned prior to the Election Deadline, your election will be deemed a “No Preference.”

8.	What if I hold any of my shares of FSBI common stock with a broker, bank or other nominee?

You should promptly contact your broker, bank or other nominee and follow their instructions as to the procedures for exchanging your shares of FSBI common stock.

9.	If I elect to receive cash, how much cash will I receive?

PFS will pay you $22.25 in cash for each share of FSBI common stock you own, subject to the proration procedures described in the merger agreement (see Question 5).

10.	If I elect to receive shares of PFS common stock, how many shares will I receive?

You will receive 1.0920 shares of PFS common stock for each share of FSBI common stock you own, subject to the proration procedures described in the merger agreement (see Question 5), plus cash in lieu of any fractional shares.

11.	If I elect to receive a combination of cash and shares of PFS common stock, what will I receive?

You will be asked to state on the Election Form the number of your shares of FSBI common stock that you wish to exchange for shares of PFS common stock. Based on your election, you will receive 1.0920 shares of PFS common stock for each share of FSBI common stock that you designate as a stock election share and $22.25 per share for the remainder of your FSBI common stock, subject to the allocation and proration procedures described in the merger agreement (see Question 5).

12.	Will I have to pay taxes on the proceeds if my shares are exchanged?

Generally, an exchange involving cash will be treated as a transaction in which gain (or possibly loss) will be recognized. You should refer to the discussion of “Material United States Federal Income Tax Consequences of the Merger” in the Joint Proxy Statement/Prospectus dated May     , 2004, which has been provided to you under separate cover. Because individual circumstances may differ, you should consult your tax advisor for a complete understanding of the tax effects of the merger to you, including the application and effect of foreign, state, local or other tax laws.

13.	Will I receive cost basis information for the shares I exchange for cash?

Neither PFS nor FSBI have a history of the cost basis of your shares of FSBI common stock. If you have not kept a record of your FSBI stock purchases and the shares were purchased through a broker, the broker may be able to provide you with this information.

14.	How should I send in my signed documents and stock certificates?

A [INSERT COLOR] envelope addressed to the Exchange Agent is enclosed with this package. Please use this envelope to return your Election Form, your FSBI stock certificates, and any additional documentation that may be required to make your election complete. If you do not have the envelope, please mail all the requested documentation to: Registrar and Transfer Company, Attention: Corporate Actions, 10 Commerce Drive, Cranford, New Jersey 07016. If you are mailing stock certificates, we recommend that you use Registered Mail, return receipt requested. Please do not return any documents to FSBI or PFS.

If you are mailing stock certificates, we recommend that you make copies of your certificate(s) and completed Election Form. We also recommend sending them registered mail, return receipt requested, and insured for 1.5% of the market value. This is the amount that it commonly costs to replace a lost certificate(s).

15.	Are there any fees associated with the exchange of my FSBI stock certificate(s)?

There are no fees associated with the exchange, unless you need to replace a lost, stolen or destroyed FSBI stock certificates.

16.	How do I change my address on the Election Form?

Mark through any incorrect address information that is printed on the Election Form in Section 1. Clearly print the correct address in the area beside the printed information. If you would like to receive your payment under the merger at a different address from that imprinted on the front of the Election Form, please complete the box entitled “Special Delivery Instructions” on the Election Form.

17.	What do I do if:

a)	I want to change the name on my certificate?

b)	I want to have my check made payable to someone else?

c)	The owner or co-owner of the shares is deceased?

Please complete the “Special Delivery Instructions” or “Special Payment Instructions” on the Election Form in order to transfer the shares or cash to someone else.

18.	May I continue to trade my shares after I surrender my stock certificate(s)?

NO. Once you submit your FSBI stock certificates, you may no longer trade your shares of FSBI common stock.

19.	Can I change or revoke my election?

Any election may be changed or revoked until 5:00 p.m., Eastern time, on                     , 2004. To change or revoke an election, a written notice of revocation must (a) specify the name of the stockholder having made the election to be changed or revoked and (b) be signed by the stockholder in the same manner as the original signature on the Election Form by which such election was made. A new election may be made by submitting a new Election Form.

20.	Can I elect to have a portion of my shares exchanged under different options?

You can elect only one option for each registered account in which you hold shares of FSBI common stock. If you hold FSBI common stock in more than one registered account, you may choose a different option for each such registered account.

21.	How will I know when the merger is completed?

PFS will issue a press release announcing completion of the merger if and when it is completed. You can obtain this information at the Securities and Exchange Commission’s website at www.sec.gov, on the PFS website at www.providentnj.com or by calling Registrar and Transfer Company at 1-800-368-5948.

22.	Who do I call if I have additional questions?

You may contact the Exchange Agent at 1-800-368-5948.

Registrar and Transfer Company

For Information (Toll Free): 1-800-368-5948

DELIVERY INSTRUCTIONS

By Mail or Overnight Courier:

Registrar and Transfer Company

Attn: Corporate Actions

10 Commerce Drive

Cranford, NJ 07016

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON                     , 2004 (THE “ELECTION DEADLINE”). THE COMPANIES ANTICIPATE THE EFFECTIVE DATE OF THE MERGER TO OCCUR ON OR ABOUT JUNE 30, 2004.

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

First Sentinel Bancorp, Inc. (“FSBI”) and Provident Financial Services, Inc. (“PFS”) have agreed to merge. Stockholders of each of FSBI and PFS will vote on the merger agreement on June 23, 2004.

Pursuant to the terms of the merger agreement, which are more fully explained in the Joint Proxy Statement/Prospectus dated May     , 2004, which was previously sent to FSBI stockholders, FSBI stockholders have the following election options, subject to the allocation and proration procedures as provided for in the merger agreement. For a more detailed description of the following election options, see the Joint Proxy Statement/Prospectus.

The election options are:

1.	Exchange all shares of FSBI common stock for cash. FSBI stockholders will receive $22.25 for each share of FSBI common stock owned, subject to the allocation and proration procedures described in the merger agreement.

2.	Exchange all shares of FSBI common stock for shares of PFS common stock. FSBI stockholders will receive 1.0920 shares of PFS common stock for each share of FSBI common stock owned, subject to the allocation and proration procedures described in the merger agreement. No fractional shares will be issued and FSBI stockholders will receive a cash payment without interest in lieu of fractional shares.

3.	Exchange all shares of FSBI common stock for a combination of cash and shares of PFS common stock. FSBI stockholders may choose to exchange a portion of their shares of FSBI common stock for shares of PFS common stock and the balance of their shares of FSBI common stock for cash. If an FSBI stockholder elects to receive a combination of cash and shares of common stock of PFS, such FSBI shareholder will receive 1.0920 shares of PFS common stock for each share of FSBI common stock so designated by that stockholder and each remaining share of FSBI common stock held by that stockholder will be exchanged for $22.25 in cash, subject to the proration procedures described in the merger agreement. No fractional shares will be issued and FSBI stockholders will receive a cash payment without interest in lieu of fractional shares.

4.	No Preference. If this option is selected, a FSBI stockholder is indicating that he or she has no preference as to the form of consideration to be received, and will accept cash, shares of PFS common stock or a combination of both as determined by PFS and its exchange agent, Registrar and Transfer Company, based on what is available after other FSBI stockholders have made their elections.

If no option or more than one option is chosen on the “Election Form,” it will be treated as a “No Preference” election and the consideration will be provided under the terms of Option 4 above.

PFS cannot ensure that all FSBI stockholders will receive their election choices. The merger agreement provides that 60% of the outstanding shares of FSBI common stock will be exchanged for shares of PFS common stock and that 40% of the outstanding shares of FSBI common stock will be exchanged for cash. After the election deadline, PFS and the Exchange Agent will calculate the exact amount of cash and/or shares of PFS common stock to be distributed to each FSBI stockholder based on all valid elections received and in accordance with the allocation and proration procedures set forth in the merger agreement. If FSBI stockholders owning more than 60% of the outstanding shares of FSBI common stock elect to receive shares of PFS common stock, the amount of PFS common stock that each such FSBI stockholder would receive from PFS will be reduced on a pro rata basis. As a result of that pro rata reduction, these FSBI stockholders will receive cash for any FSBI shares for which they do not receive PFS common stock. Similarly, if stockholders owning more than 40% of the outstanding shares of FSBI common stock elect to receive cash for such shares, the amount of cash that each such FSBI stockholder would receive from PFS will be reduced on a pro rata basis. As a result of that pro rata reduction, these FSBI stockholders will receive PFS common stock for any FSBI shares for which they do not receive cash. The allocations and prorations will be based on the provisions of the merger agreement that is attached as Appendix A to the Joint Proxy Statement/Prospectus dated May     , 2004.

For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

(1)	The Election Form that enables the FSBI stockholder to make an election and attach such stockholder’s stock certificate(s), along with a Substitute Form W-9 to certify such stockholder’s taxpayer identification/social security number.

(2)	The Substitute Form W-9 Guidelines.

(3)	An Election Information Booklet regarding the exchange process.

(4)	A Notice of Guaranteed Delivery to be used to make an election if none of the procedures for delivering the necessary certificates representing shares of FSBI common stock can be completed on a timely basis.

(5)	A proposed client letter, which you may wish to use to obtain election instructions for your clients.

YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE ON                     , 2004.

For an election to be valid, a duly executed and properly completed election form (or facsimile thereof), including any required signature guarantees and any other documents, should be sent to Registrar and Transfer Company, the Exchange Agent, together with either certificate(s) representing surrendered shares or timely confirmation of their book-entry transfer, in accordance with the instructions contained in the Notice of Guaranteed Delivery.

Stockholders whose certificate(s) are not immediately available or who cannot deliver such certificate(s) and all other documents to the Exchange Agent, or who cannot complete the procedures for book-entry transfer, prior to the Expiration Date must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

No fees or commissions will be payable by FSBI or any officer, director, shareholder, agent, or other representative of FSBI to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to the Exchange Agent for their services in connection with the election and exchange process). FSBI will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose shares are held by you as a nominee or in a fiduciary capacity.

Any inquiries you may have with respect to the election should be addressed to Registrar and Transfer Company, Corporate Actions, 10 Commerce Drive, Cranford, New Jersey 07016; phone toll-free 1-800-368-5948. Additional copies of the enclosed materials may be obtained from the Exchange Agent at the same address and telephone number.

FIRST SENTINEL BANCORP, INC.	PROVIDENT FINANCIAL SERVICES, INC.

Christopher Martin President and Chief Executive Officer	Paul M. Pantozzi Chairman, Chief Executive Officer and President

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF PFS OR FSBI, THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

2

ELECTION INFORMATION

The right to make an election will expire at 5:00 p.m., Eastern time, on                     , 2004. The time and date of the expiration of the election period is herein referred to as the “election deadline” and is more fully explained in the “Election Information Booklet”. Unless we have otherwise advised you, it is imperative that we receive your properly completed Election Form prior to the election deadline in order to properly fulfill your instructions.

To Our Clients:

On June 23, 2004, stockholders of each of First Sentinel Bancorp, Inc. (“FSBI”) and Provident Financial Services, Inc. (“PFS”) will vote on a merger agreement. If approved, the merger between FSBI and PFS is expected to be completed on or about June 30, 2004.

Pursuant to the terms of the merger agreement, which are more fully explained in the Joint Proxy Statement/Prospectus dated May     , 2004 either recently delivered to you or which you will receive shortly, FSBI stockholders have the following election options, subject to the allocation and proration procedures set forth in the merger agreement. For a more detailed description of the following election options, see the Joint Proxy Statement/Prospectus.

The election options are:

1.	Exchange all shares of FSBI common stock for cash. FSBI stockholders will receive $22.25 for each share of FSBI common stock owned, subject to the allocation and proration procedures described in the merger agreement.

2.	Exchange all shares of FSBI common stock for shares of PFS common stock. FSBI stockholders will receive 1.0920 shares of PFS common stock for each share of FSBI common stock owned, subject to the allocation and proration procedures described in the merger agreement. No fractional shares will be issued, and FSBI stockholders will receive a cash payment without interest in lieu of fractional shares.

3.	Exchange all shares of FSBI common stock for a combination of cash and shares of PFS common stock. FSBI stockholders may choose to exchange a portion of their shares of FSBI common stock for shares of PFS common stock and the balance of their shares of FSBI common stock for cash. If an FSBI stockholder elects to receive a combination of cash and shares of common stock of PFS, such FSBI stockholder will receive 1.0920 shares of PFS common stock for each share of FSBI common stock so designated by that stockholder and each remaining share of FSBI common stock held by that stockholder will be exchanged for $22.25 in cash, subject to the proration procedures described in the merger agreement. No fractional shares will be issued and FSBI stockholders will receive a cash payment without interest in lieu of fractional shares.

4.	No Preference. If this option is selected, a FSBI stockholder is indicating that he or she has no preference as to the form of consideration to be received, and will accept cash, shares of PFS common stock or a combination of both as determined by PFS and its Exchange Agent, Registrar and Transfer Company, based on what is available after other FSBI stockholders have made their elections.

If no option or more than one option is chosen on your “Election Form” on the back page of this letter, you have been deemed to have elected “No Preference” and the consideration will be provided under the terms of Option 4 above.

Because we are the holder of record for your shares, only we can make an election for your shares in accordance with your instructions. Please instruct us on how to exchange your shares of FSBI common stock for cash, shares of PFS common stock or a combination of cash and shares of PFS common stock. If you do not make an election, we will not make an election for you and the exchange agent will decide what consideration you receive based on the allocation and proration procedures set forth in the merger agreement.

Please note the following:

•	The election period expires at 5:00 p.m., Eastern time, on , 2004. The companies anticipate the effective date of the merger to occur on or about June 30, 2004. Unless we have otherwise advised you, it is imperative that we receive your instructions prior to the expiration date.

•	If you miss our processing deadline, we may be unable to comply with your election preference. PFS and its exchange agent will determine whether cash, shares of PFS common stock or a combination of cash and shares of PFS will be distributed to you pursuant to the allocation and proration procedures described in the merger agreement.

•	PFS cannot ensure that all FSBI stockholders will receive their election choices. The merger agreement provides that 60% of the outstanding shares of FSBI common stock will be exchanged for shares of PFS common stock and that 40% of the outstanding shares of FSBI common stock will be exchanged for cash. After the election deadline, PFS and the Exchange Agent will calculate the exact amount of cash and/or shares of PFS common stock to be distributed to each FSBI stockholder based on all valid elections received and in accordance with the allocation and proration procedures set forth in the merger agreement. If FSBI stockholders owning more than 60% of the outstanding shares of FSBI common stock elect to receive shares of PFS common stock, the amount of PFS common stock that each such FSBI stockholder would receive from PFS will be reduced on a pro rata basis. As a result of that pro rata reduction, these FSBI stockholders will receive cash for any FSBI shares for which they do not receive PFS common stock. Similarly, if stockholders owning more than 40% of the outstanding shares of FSBI common stock elect to receive cash for such shares, the amount of cash that each such FSBI stockholder would receive from PFS will be reduced on a pro rata basis. As a result of that pro rata reduction, these FSBI stockholders will receive PFS common stock for any FSBI shares for which they do not receive cash. The allocations and prorations will be based on the provisions of the merger agreement that is attached as Appendix A to the Joint Proxy Statement/Prospectus dated May , 2004.

•	An exchange for cash will be treated as a sale of stock. Because individual circumstances may differ, you should consult your tax advisor to determine the tax effects of the merger, including the application and effect of foreign, federal, state, local or other tax laws.

Please provide your signed instructions below:

ELECTION OPTIONS

☐	Exchange all shares of FSBI common stock for cash.

☐	Exchange all shares of FSBI common stock for shares of PFS common stock.

☐	Exchange shares of FSBI common stock for shares of PFS common stock and the balance for cash.

☐	No Preference.

Account Number

If you do not elect one of these options, the Exchange Agent will assume you have no preference and will determine the type of consideration you will receive based on the allocation and proration procedures described in the merger agreement.

Signature of Stockholder	Signature of Stockholder	Area Code and Daytime Phone

2

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING STOCKHOLDER. IF DELIVERED BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR BROKER OR FINANCIAL ADVISOR DIRECTLY.

PROMPT ACTION IS REQUESTED.

3

Use this form if you are unable to deliver your FSBI stock certificates by the election deadline.

NOTICE OF GUARANTEED DELIVERY

OF

SHARES OF COMMON STOCK

OF

FIRST SENTINEL BANCORP, INC.

This form must be used in connection with your election if:

(a)	the certificates for your shares of common stock of First Sentinel Bancorp, Inc. (“FSBI”) are not immediately available;

(b)	time will not permit the Election Form and other required documents to be delivered to the Exchange Agent on or before 5:00 p.m., Eastern time, on , 2004 (the “Election Deadline”); or

(c)	the procedures for book-entry transfer cannot be completed on a timely basis.

This form and the Election Form may be delivered by hand, mail, or facsimile transmission to the Exchange Agent, and must be received by the Exchange Agent on or before the Election Deadline.

The Exchange Agent is:

REGISTRAR AND TRANSFER COMPANY

By Mail or Facsimile:	By Hand:	By Overnight Courier:
Registrar and Transfer Company 10 Commerce Drive Cranford, New Jersey 07016 Fax: (908) 497-2311	Depository Trust Company 55 Water Street 1st Floor Transfer Agent Drop New York, New York 10041-0099	Registrar and Transfer Company 10 Commerce Drive Cranford, New Jersey 07016

Delivery of this form to an address other than as set forth above or transmission via facsimile to a number other than the one listed above does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby surrenders to Registrar and Transfer Company, the Exchange Agent, upon the terms and subject to the conditions set forth in the Joint Proxy Statement/Prospectus dated May     , 2004 and the related Election Form, receipt of which are hereby acknowledged, the number of shares of common stock of FSBI set forth on the reverse side pursuant to the guaranteed delivery procedures outlined in the section of the Joint Proxy Statement/Prospectus entitled “Proposal I—The Proposed Merger—Election Procedures; Surrender of Stock Certificates.”

Number of Shares Surrendered:

Certificate Nos. (if available):

☐  Check box if shares will be surrendered by book-entry transfer.

DTC Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number: (       )

Dated: , 2004

Signature(s)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates representing the shares tendered hereby, in proper form for transfer (or surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company), together with (i) a properly completed and duly executed Election Form (or facsimile thereof) with any required signature guarantees, and (ii) any other required documents, within three business days after the election deadline of                             , 2004 at 5:00 p.m., New York time.

Name of Firm:
(authorized signature)

Address:	Name:

City State Zip Code	Title:

Area Code and Tel. No.:	Dated: , 2004

This form is not to be used to guarantee signatures. If a signature on the Election Form requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form. If you have any questions regarding the election materials, please call Provident Financial Services, Inc.’s Exchange Agent, Registrar and Transfer Company, at 1-800-368-5948.

[FSBI LOGO]

                    , 2004

Dear First Sentinel Stockholder:

In connection with the merger of First Sentinel Bancorp, Inc. (“FSBI”) with and into Provident Financial Services, Inc. (“PFS”), you have the opportunity to elect to receive cash, shares of PFS common stock or a combination of cash and PFS common stock in exchange for your shares of FSBI common stock, subject to the allocation and proration procedures set forth in the merger agreement between FSBI and PFS, or to elect no preference as to the form of consideration you will receive. The merger is expected to occur on or about June 30, 2004 and is subject to the satisfaction of several conditions, including the approval of FSBI’s and PFS’s stockholders. A complete description of the merger and of the election, allocation and proration procedures is included in the Joint Proxy Statement/Prospectus dated May     , 2004, which is being provided to you under separate cover in connection with FSBI’s annual meeting of stockholders, as described below.

Enclosed is an Election Form that you must complete, sign and return with all of your FSBI stock certificates to the Exchange Agent, Registrar and Transfer Company, in order to make an election. In addition, enclosed is an Election Information Booklet for your reference. Please use the enclosed [Insert Color] envelope to return your Election Form and your stock certificates. Do not send your stock certificates to FSBI or PFS.

If your FSBI stock certificates are not immediately available or time will not permit the Election Form to be delivered to the exchange agent prior to the election deadline, you may make an election without your stock certificates if you submit the Notice of Guaranteed Delivery Form included in this package and follow the instructions in that document.

In order for your election to be effective, the Exchange Agent must receive your properly completed Election Form, together with your FSBI stock certificates, no later than 5:00 p.m., Eastern time, on                     , 2004. Please follow the instructions provided in the Election Form carefully. If you chose to make an election, please note that (i) you may change or revoke your election at any time prior to the election deadline by following the instructions provided with the Election Form and (ii) the merger is scheduled to close several weeks after the election deadline and during that period you will not be able to transfer or otherwise have access to your stock.

If you do not make a proper and timely election, the Exchange Agent will send you additional forms for the surrender of your FSBI stock certificates after consummation of the merger, you will be deemed to have made a no preference election as to the form of consideration to be received in exchange for your FSBI shares. As a result, you will receive either cash, shares of PFS common stock or a combination of cash and shares of PFS common as determined by PFS in accordance with the allocation and proration procedures of the merger agreement. It is in your best interest to submit your Election Form, FSBI stock certificates and any other required documentation before the election deadline. Following the completion of the merger, until your FSBI stock certificates have been surrendered you will not receive any certificates representing shares of PFS stock (or any dividends declared on such stock) or cash which may be issuable in exchange for your FSBI stock. No interest will be accrued and/or paid on the cash payable in exchange for your shares of FSBI stock or for dividends declared subsequent to the completion of the merger pending surrender of your stock. In addition, if you fail to make an election or submit a properly completed Election Form and your FSBI stock certificates and any other required documentation before the election deadline, you may not receive the merger consideration in the form you desire.

This letter and the accompanying Election Form and Election Information Booklet are being mailed to you in a package separate from the one you should have recently received, or shortly will receive, that contains the Joint Proxy Statement/Prospectus dated May     , 2004 and a proxy card relating to the annual meeting of stockholders of FSBI, which is scheduled to be held on June 23, 2004. The Joint Proxy Statement/Prospectus contains important information about the merger, your election rights and the allocation of cash and shares of PFS common stock in the merger, so please read the Joint Proxy Statement/Prospectus carefully before making an election and completing the Election Form.

Your submission of an Election Form does not constitute a vote on the merger agreement. In order to vote your shares, you must sign, date and return the [Insert Color] proxy card in the [Insert Color] return envelope included with the proxy materials that you received, or will receive, separately or attend the annual meeting of stockholders described in the Joint Proxy Statement/Prospectus and vote in person.

If you hold you shares of FSBI common stock through a broker, investment dealer, bank, trust company or other intermediary, you should contact that intermediary as soon as possible for instructions and assistance in delivering those shares of FSBI common stock. If you have any questions regarding the Election Form and Election Information Booklet, please call the Exchange Agent, Registrar and Transfer Company, at 1-800-368-5948.

Sincerely,

Christopher Martin

President and Chief Executive Officer